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                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES (DIRECT AND INDIRECT)

Name                                              Jurisdiction

DNE Systems, Inc.                                 Delaware
DNE Technologies, Inc.                            Delaware
DNE Manufacturing and Service Company             Delaware
Adience, Inc.                                     Delaware
Adience Canada, Inc.                              Ontario, Canada
Superior Telecommunications, Inc.                 Georgia
Superior Cable Corporation                        Ontario, Canada
Polyvision France, S.A.                           France